FIRST AMENDMENT
                               OF
    THE MEAD CORPORATION EXECUTIVE CAPITAL ACCUMULATION PLAN
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     WHEREAS, The Mead Corporation maintains The Mead Corporation
Executive Capital Accumulation Plan (the "Plan"), and amendment of the Plan is now considered thereunder;

     Now, THEREFORE, the Plan be, and it hereby is, amended, effective March 1, 1997, by substituting the following for
Section 5 thereof.

SECTION 5 - ROLLOVERS
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     5.1  ICEP Rollovers.  Notwithstanding any provision of the
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Plan to the contrary, a Participant for whose benefit a balance is maintained under the Incentive Compensation Election Plan (the "ICEP") may elect, during December, 1994, to have that balance transferred to the Plan and credited to a separate Participant Account (to be identified as his "ICEP Participant Account") established hereunder as of January 1, 1995, subject to the following:

          (a) In no event may a Participant elect to transfer to this Plan any amount credited under the Supplement to the ICEP.

          (b) No ICEP rollover to the Plan shall be permitted after January 1, 1995.

          (c) A Participant's Distribution Period with respect to his ICEP Participant Account shall commence on the date on which payment of his balance under the ICEP would have commenced.

     5.2  SERP Rollovers.  Notwithstanding any provision of the
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Plan to the contrary, if a Participant who is also a Participant under The Mead Corporation Supplemental Executive Retirement Plan (the "SERP") has elected, at the time and in the manner permitted by the SERP, to have any amount otherwise payable to him under the terms of the SERP transferred to this Plan and credited to a separate Participant Account then such an Account (to be identified as his "SERP Participant Account"), will be established hereunder as of the date payment would have been made to him under the provisions of the SERP, subject to the Participant's entering into an agreement setting forth the matters described in paragraphs 3.3(b) through (e) of this Plan.

     5.3  Excess Plan Rollovers.  Notwithstanding any provision
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 of the Plan to the contrary, if a Participant who is also a
Participant under The Mead Corporation Excess Earnings Benefit Plan (the "Excess Plan") has elected, at the time and in the manner permitted by the Excess Plan, to have any amount otherwise payable to him under the terms of the Excess Plan transferred to this Plan and credited to a separate Participant Account then such an Account (to be identified as his "Excess Plan Participant Account") will be established hereunder as of the date payment would have been made to him under the provisions of the Excess Plan, subject to the Participant's entering into an agreement setting forth the matters described in paragraphs 3.3(b) through
(e) of this Plan.

     5.4  415 Plan Rollovers.  Notwithstanding any provision of
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the Plan to the contrary, if a Participant who is also a
Participant under The Mead Corporation Section 415 Excess Benefit Plan (the "415 Plan") has elected, at the time and in the manner permitted by the 415 Plan, to have any amount otherwise payable to him under the terms of the 415 Plan transferred to this Plan and credited to a separate Participant Account then such an Account (to be identified as his "415 Plan Participant Account") will be established hereunder as of the date payment would have been made to him under the provisions of the 415 Plan, subject to the Participant's entering into an agreement setting forth the matters described in paragraphs 3.3(b) through (e) of this Plan.